EXHIBIT 99.1

Simmons First National Corporation Announces Second Quarter Earnings Release Date and Conference Call

PINE BLUFF, Ark., June 25, 2019 (GLOBE NEWSWIRE) -- Simmons First National Corp. (NASDAQ: SFNC) today announced it expects to release second quarter 2019 earnings before the market opens on Tuesday, July 23.  Management will conduct a live conference call to review this information beginning at 9:00 a.m. CDT on Tuesday, July 23.  Those interested can listen to the call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corp. conference call, conference ID 9976425.  In addition, the call will be available live or in recorded version on the company’s website at www.simmonsbank.com.

Simmons First National Corp. is a financial holding company, headquartered in Pine Bluff, Ark., with total assets of $16.1 billion as of March 31, 2019 conducting financial operations in Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas.   The company, directly and through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach.

FOR MORE INFORMATION CONTACT:

STEPHEN C. MASSANELLI
Executive Vice President, Chief Administrative Officer and Investor Relations Officer
Simmons First National Corporation
steve.massanelli@simmonsbank.com